EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-39987, 33-56728, and 333-39726 on Form S-8 of our reports dated October 11, 2006, relating to the financial statements and financial statement schedule of Possis Medical, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of Possis Medical, Inc. and subsidiaries for the year ended July 31, 2006.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
October 13, 2006


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